Exhibit 10.30

                              AMENDMENT NO. 1
                          TO EMPLOYMENT AGREEMENT


      Amendment No. 1 to Employment Agreement dated as of March 7, 1998 (the "Employment Agreement") between Riddell Sports Inc., a Delaware corporation (the "Company"), and David Groelinger.

      WHEREAS, Mr. Groelinger has been elected Chief Financial Officer and Executive Vice President of the Company.

      WHEREAS, the Employment Agreement, unless extended, expires on March 7, 1998 and the Company wishes to provide Mr. Groelinger incentives to continue providing excellent leadership to the Company and to extend the term of the Employment Agreement.

      NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged the parties hereto agree as follows:

      1. Section 2 of the Employment Agreement be and hereby is amended to provide in full as follows:

            "2.   Term. This Agreement is for a term ("Term")
                        commencing on the date of this Agreement and terminating on March 7, 2000, or upon the Executive's earlier death, disability or other termination of employment pursuant to Section 11."

      2. All other provisions on the Employment Agreement shall remain in full force and effect.

Dated: March 10, 1998                     RIDDELL SPORTS INC.

                                          By:   /s/ DAVID MAUER
                                                David Mauer
                                          Its:  Chief Executive Officer

                                                EXECUTIVE

                                                /s/ DAVID GROELINGER
                                                David Groelinger